Exhibit 5.1

Yehoshua Horesh
Alex Hertman
Tal Band
Asher Heled
Ehud Arsi
Aharon (Anthony) Bloch
Avi Ordo
Avigail Kastiel
Amir Caspari
Clifford Davis
Eliya Zunz Koller
Michelle Liberman
Hagai Doron
Ran Vogel
Benjamin Sheffer
Mordehay Malca
Leor Nouman
Elisha Shor
Orit Yolles-Dabby
Eyal Doron
Dr. Asaf Rentsler
Phillip Waldoks
Amit Steinman
Pnina Sheffer
Emmanuel
Ronen Brumer
Guy Firer
Dovev Apel
Ofir Posner
Eran Bezalel
Ophir Kaplan
Noam Blei
Ohad Ben-Yehuda
Uriel Prinz
Moran Katz
Lior Mimon
Shay Gimelstein
Noa Glazer-Becher
Ran Feldman
Perah Rossler
Evyatar Azulay
Guy Wertheim
Shlomi Delgo

Gilad Katz
Yaron Lestrel
Amir Assali
Noam Zamir
Gitit Levin Grinberg
Michal Levanon-Porat
Ruthy Bodovich-Sagir
Keith Shaw
Yair Ziv
Meital Malkiel Wertheim
Tomer Scheuerman
Avner Itzhaki
Moti Saban
Nicolas Gips
Amit Becher
Yael Rosenberg-Rubin
Hagar Pines Ginzburg
Dr. Shlomit Wallerstein
Caroline Walsh
Leor Meller
Adi Hoffman
Ronny Politi
Miriam Zaltsman
Adi Shlomo
Marina Roizer
Ilan Golod
Aviv Halperin
Moshe Zilberberg
Bari Kursh
Zohar Kasulin-Boneh
Roni Weisblat
Meytal Barak
Zahi Lev
Michal Gonen
Ravit Kotek
Chen Zaefen
Katia Leokumovich

Yossef Mittelman
Ori Oz
Hadar Ben-Simon
Tammy Riesenberg
Gilad Gafni
Sesi Cohen-Pavon
Rina Sharon
Ori Bustanai
Shira Revivo
Tom Derman
Dorit Hamberg Guzansky
Ron Libson
Israel Klein
Nir Shaaltiel
Atalya Shitrit
Ira Hardy
Shani Strul
Or Pi-Ell
Lina Makhuli
Shira Shacham
Eti Wissotsky-Cohen
Lance Blumenthal
Tal Wax
Bar Yamin
Noa Lavian Borovski
David Silber
Daniel Ovadia
Michal Abramovich
Itamar Amitai
Sharon Danieli
Noga Hantis Oshaya
Nathaniel Lavi
Avi Sarvianski
Natalie Reznik
Yoav Schmidt
Yarden Enacab
Rivka Ariel
Noa Dvir Bar-Tur
Liat Mayoni
Avital Amrany
Maya Isbi
Yaron Dagan

Ela Ullmann
Eran Hengaly
Sofia Tabachi
Ido Porat
Tomer Tzror
Gal Kelner
Yehuda Robbins
David Tirosh
Dan Tirosh
Eden Halpert
Reut Avta
Bat Chen Avrutsky
Bar Olmert
Intissar Zubiedat
Yuval Josephsberg
Aran Segal
Lior Pollak
Natalie Rasin
Dov Slomovitz
Noa Shmueli
Shoham Raz
Hoshen Ben-Shitrit
Renen Baranovizh
Hila Granot
Eden Weiss
Snier Hadad
Or Cohen
Ora Cohen
Yamit Cohen
Sagi Lapid
Shani Sapir
Matan Kadosh
Oded Kramer
Tal Shabo
Tali Levy
Julieta Taicher
Or Schaffer
Amitai Gimani
Shir Golan
Ori Livnat
Zohar Malul
Lior Shmueli

Or Shinar
Orly Smolarz
Ifat Luttinger
Lilach Michelstein
Yuval Kalimi
Stav Swisa
Michael Azulay
Shirel Izbicki
Shani Bechochma
Tair Ben-Zeev
Ella Braham
Maya Ganor
Almog Gersh
Aia Diab
Noy Vaida
Bar Zamir
Tal Habas
Yahel Cohen
Yuval Nir
Erez Oded
Hadar Assis
David Frug
Assaf Koren
Assaf Kshatot Stein
Noga Rubinstein
Or Edri
Dana Shemer Muchtar
Inbar Assaraf
Tamuz Ehrenberg
Roni Gal On
Sam Yermiyahu

Hugh Kowarsky, of Counsel
Prof. Amir H. Khoury, of Counsel

Dr. Amnon Goldenberg (1935 - 2005)

To: Quoin Pharmaceuticals Ltd.	June 14, 2022 Ref: Q/13/1

Ladies and Gentlemen,

Re:	Registration Statement on Form F-3

We have acted as Israeli counsel to Quoin Pharmaceuticals Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its registration statement on Form F-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), which registers the offer, issuance and sale by the Company, from time to time, of up to $100 million, in the aggregate, of any one or more of the following types of securities:

(a)	ordinary shares, no par value per share, of the Company (“Ordinary Shares”) represented by American Depository Shares (“ADSs”);

(b)	warrants to purchase Ordinary Shares represented by ADSs (“Warrants”);

(c)	subscription rights to purchase Ordinary Shares represented by ADSs (the “Rights”);

(d)

debt securities (the “Debt Securities”) to be issued by the Company pursuant to an indenture (a “Company Indenture”) to be executed by the Company and the relevant trustee under the Company Indenture ; and

31 Ahad Ha'am Street	T. +972 (0)3 567 0700	s-horowitz.com
Tel Aviv 6520204, Israel	F. +972 (0)3 566 0974

(e)

units comprised of one or more of the other securities that may be offered under the Registration Statement (the “Units” and, together with the Ordinary Shares, Warrants, Rights, and Debt Securities, the “Securities”).

This opinion letter is furnished to you at your request in order to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

In connection therewith, we have examined and relied upon copies (which we have assumed, in each case, to be true, complete, in effect and up-to-date copies of the originals thereof) of (i) the Registration Statement, (ii) the Company’s amended and restated articles of association, as amended, as currently in effect (the “Articles”), (iii) the resolutions adopted by the board of directors of the Company (the “Board”) effective June 14, 2022 ( the “Resolutions”), and (iv)  such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed necessary and appropriate as a basis for the opinion set forth below.

In respect to the Resolutions provided to us by the Company, we assume that they (i) are a true, correct, complete and up-to-date record of the matters described therein; (ii) were signed by all of the directors of the Company who at the date of such Resolutions would have been entitled to attend and vote at a meeting of the Board; and (iii) have not been amended, revoked or rescinded and will remain in full force and effect in all respects and that no other resolutions have been passed or other action taken on or prior to the date of this letter which could affect the validity of such Resolutions.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies. We have assumed, in addition, that at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the Securities may be issued (a “Securities Agreement”), the Securities Agreement will be the valid and legally binding obligation of the parties thereto, enforceable against such parties in accordance with its terms and that the parties thereto (other than the Company) had or will have the power, corporate or other, to enter into and perform all obligations thereunder. We have further assumed that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. As to all questions of fact material to the opinion set forth below, we have relied upon certificates or comparable documents of officers and representatives of the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

We have also assumed that upon the actual issuance of any Ordinary Shares registered under the Registration Statement, the total number of Ordinary Shares issued will not exceed the total number of Ordinary Shares that the Company is then authorized to issue under its articles of association then in effect.

On the basis of the foregoing, and in reliance thereon, we are of the opinion, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of any Ordinary Shares, the terms of the offering thereof and related matters, the “Authorizing Resolutions”), (b) the effectiveness of the Registration Statement, and any amendments thereto (including any post-effective amendments), and that such effectiveness shall not have been terminated or rescinded, (c) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Ordinary Shares in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) approval by the Board, and if applicable, any committee thereof, and entry by the Company into, and performance by the Company under, any applicable Securities Agreement (including, without limitation, with respect to Warrants, Rights, Debt Securities and Units), in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K (or to any other report that may be filed by the Company), pursuant to which the Ordinary Shares may be issued and sold, and (e) receipt by the Company of the consideration for the Ordinary Shares as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement and the applicable convertible Securities, if any, pursuant to which the Ordinary Shares may be issued, the Ordinary Shares being registered under the Registration Statement, including any Ordinary Shares issued upon exercise or conversion of any Securities, when issued as aforesaid, will be validly issued, fully paid and non-assessable.

You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and you acknowledge that this opinion is limited to the laws of the State of Israel, including rules and regulations thereunder, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Securities are to be issued (including the Authorizing Resolutions, a Securities Agreement (if applicable) and an appropriate prospectus supplement), and we will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

Members of our firm are admitted to the Bar in the State of Israel, this opinion is limited to the laws of the State of Israel and we do not express any opinion as to the laws of any other jurisdiction. This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Registration Statement or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, including facts, laws, rules and regulations as existing or in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date hereof that may alter, affect or modify the opinion expressed herein.

Very truly yours,

/s/ S. Horowitz & Co.

S. Horowitz & Co.

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